Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
Corteva, Inc.

Name	Organized Under Laws Of
AG EMEA Holding 2 B.V.	The Netherlands
AG EMEA Holding 4 B.V.	The Netherlands
AG EMEA Holding B.V.	The Netherlands
Ag HoldCo Mexico S. de R.L. de C.V	México
AG MX 2, Inc.	Delaware
Agar Cross Paraguaya S.A.	Paraguay
Agricor Ltd	Zimbabwe
Agrigenetics Molokai LLC	Hawaii
Agrigenetics, Inc.	Delaware
Agroservicios de México DDM, S. de R.L. de C.V	México
AgSurf Corporation	Delaware
AgVenture, Inc.	Indiana
Alforex Seeds LLC	Delaware
Ambito Das S.A.	Argentina
Beijing Kaituo DNA Biotech Research Center Co., Ltd.	China
Cal/West Seeds S.R.L.	Argentina
Centen Ag LLC	Delaware
ChacoDAS S.A.	Argentina
Christiana Insurance LLC	Delaware
Coodetec Desenvolvimento, Produção e Comercialização Agrícola Ltda.	Brazil
Corteva (China) Investment Co., Ltd.	China
Corteva (China), LLC	Delaware
Corteva Agriscience (Cambodia) Co., Ltd.	Cambodia
Corteva Agriscience (Myanmar) Company Limited	Myanmar
Corteva Agriscience AB	Stockholm
Corteva Agriscience Bulgaria EOOD	Bulgaria
Corteva Agriscience Canada Company	Federally Chartered
Corteva Agriscience Croatia LLC	Croatia
Corteva Agriscience Czech s.r.o.	Czech Republic
Corteva Agriscience Denmark A/S	Copenhagen
Corteva Agriscience Egypt LLC	Egypt
Corteva Agriscience eSwatini Proprietary Limited	Swaziland
Corteva Agriscience Finland OY	Vantaa
Corteva Agriscience Foundation	Iowa
Corteva Agriscience France S.A.S.	Versailles
Corteva Agriscience Germany GmbH	Muenchen
Corteva Agriscience Hellas S.A.	Greece
Corteva Agriscience Holding LLC	Delaware
Corteva Agriscience Holding Sàrl/LLC	Geneva

Corteva Agriscience India Private Limited	India
Corteva Agriscience International Sàrl	Geneva
Corteva Agriscience Italia S.r.l.	Cremona
Corteva Agriscience Japan Limited	Japan
Corteva Agriscience Kazakhstan Limited Liability Partnership	Kazakhstan
Corteva Agriscience Korea Ltd.	Korea
Corteva Agriscience Lithuania UAB	Vilnius
Corteva Agriscience LLC	Delaware
Corteva Agriscience Maroc SARL	Morocco
Corteva Agriscience MCS LLC	Iowa
Corteva Agriscience Pacific Limited	Hong Kong
Corteva Agriscience Pakistan Limited	Pakistan
Corteva Agriscience Philippines, Inc.	Philippines
Corteva Agriscience Poland Sp. z o.o.	Warsaw
Corteva Agriscience Portugal, S.A.	Portugal
Corteva Agriscience Puerto Rico, Inc.	Iowa
Corteva Agriscience Rus LLC	Russia
Corteva Agriscience Seeds Private Limited	India
Corteva Agriscience Services India Private Limited	India
Corteva Agriscience SLO d.o.o.	Slovenia
Corteva Agriscience Slovakia s.r.o	Slovakia
Corteva Agriscience Spain, S.L.U.	Asturias
Corteva Agriscience UK Limited	United Kingdom
Corteva Agriscience Ukraine LLC	Ukraine
Corteva Finance Company B.V.	The Netherlands
Corteva Holding France S.A.S.	Versailles
Corteva Holding Mauritius Limited	Mauritius
Corteva Holding Netherlands 1 B.V.	Hoek
Corteva Holding Netherlands 2 B.V.	The Netherlands
Corteva Holding Netherlands 3 B.V.	The Netherlands
Corteva Holding Switzerland Sàrl	Geneva
Corteva India Limited, LLC	Delaware
Corteva International Holding Corporation	Delaware
Corteva US Feedstocks Company, LLC	Delaware
Corteva, Inc.	Delaware
Dairyland Seed Co., Inc.	Wisconsin
DasAgro Uruguay S.A.	Uruguay
Daser Agro S.A.	Argentina
DDP AgroSciences Kenya Limited	Kenya
DDP AgroSciences Nigeria Limited	Nigeria
DDP AgroSciences S.R.L.	Peru
DDP AgroSciences Switzerland GmbH	Geneva
DDP AgroSciences US DCOMCO, Inc.	Delaware
Desab S.A.	Argentina
Dikanka Nasinnia LLC	Ukraine
Doeblers' Pennsylvania Hybrids, Inc.	Pennsylvania
Dow AgroSciences (China) Company Limited Beijing Branch	China

Dow AgroSciences (China) Company Limited Shanghai Branch	China
Dow AgroSciences (China) Company Limited	China
Dow AgroSciences (Jiangsu) Co., Ltd.	China
Dow AgroSciences (Malaysia) Sdn Bhd	Malaysia
Dow AgroSciences (NZ) Limited	New Zealand
Dow AgroSciences (Thailand) Limited	Thailand
Dow AgroSciences A.S.	Turkey
Dow AgroSciences Agricultural Products Limited	Mauritius
Dow AgroSciences Argentina S.R.L.	Argentina
Dow AgroSciences Asia Sdn. Bhd.	Malaysia
Dow AgroSciences Australia Limited	Australia
Dow AgroSciences B.V.	The Netherlands
Dow AgroSciences B.V. (Belgium Branch Office)	Brussels
Dow AgroSciences B.V. (Philippines Branch Office)	Philippines
Dow AgroSciences B.V. (Vietnam Representative Office) VAN PHONG DAI DIEN DOW AGROSCIENCES B.V TAI TP HO CHI MINH	Vietnam
Dow AgroSciences Bolivia S.A.	Bolivia
Dow AgroSciences Chile S.A.	Chile
Dow AgroSciences China Ltd.	Delaware
Dow AgroSciences China Ltd. Beijing Representative Office	China
Dow AgroSciences Costa Rica S.A.	Costa Rica
Dow AgroSciences Danmark A/S (Estonian Branch)	Tallinn
Dow AgroSciences de Colombia S.A.	Colombia
Dow Agrosciences de Mexico S.A. de C.V.	México
Dow AgroSciences Distribution S.A.S.	Versailles
Dow AgroSciences Export S.A.S.	Versailles
Dow AgroSciences Export S.A.S. (Bulgaria Rep Office)	Bulgaria
Dow AgroSciences Export S.A.S. (Romanian Representative Office)	Romania
Dow AgroSciences Export SAS (Egypt Rep. Office)	Egypt
Dow AgroSciences Export SAS (Ivory Coast Representative Office)	Ivory Coast
Dow Agrosciences Guatemala S.A.	Guatemala
Dow AgroSciences Hungary Kft (Szolnok Branch Office)	Hungary
Dow AgroSciences Hungary Kft.	Hungary
Dow AgroSciences Hungary Kft. (Szeged Branch Office)	Hungary
Dow Agrosciences Iberica S.A.	Spain
Dow AgroSciences India Pvt. Ltd.	India
Dow AgroSciences Industrial Ltda.	Brazil
Dow AgroSciences International Ltd.	Delaware
Dow AgroSciences International Ltd. (Republic of Korea Branch Office)	Korea
Dow AgroSciences Japan Limited	Japan
Dow AgroSciences OOO	Russia
Dow AgroSciences Paraguay S.A.	Paraguay
Dow AgroSciences s.r.o. (Slovakian Representative Office)	Slovakia
Dow AgroSciences Singapore Pte. Ltd.	Singapore
Dow AgroSciences Southern Africa (Proprietary) Limited	South Africa
Dow AgroSciences Sverige A/B	Stockholm
Dow AgroSciences Switzerland S.A.	Geneva

Dow AgroSciences Switzerland S.A. (Croatia Rep. Office)	Croatia
Dow AgroSciences Taiwan Ltd.	Taiwan
Dow AgroSciences Ukraine LLC	Ukraine
Dow AgroSciences Vertriebsgesellschaft m.b.H.	Eisenstadt
Dow AgroSciences Vertriebsgesellschaft m.b.H. (Russian Representative Office)	Russia
Dow AgroSciences Vertriebsgesellschaft m.b.H. (Serbian Rep. Office)	Serbia
Dow AgroSciences Vertriebsgesellschaft m.b.H. (Ukraine Representative Office)	Ukraine
Dow Venezuela, C.A.	Venezuela
Du Pont Chemical and Energy Operations, Inc.	Delaware
Du Pont Company (Singapore) Pte. Ltd.	Singapore
Du Pont de Nemours (France) S.A.S.	Versailles
Du Pont de Nemours Italiana S.r.l.	Italy
Du Pont Far East Inc - Philippines (Branch)	Philippines
Du Pont Far East Inc.	Delaware
Du Pont PHI Nigeria Limited	Nigeria
Du Pont Production Agriscience (Malaysia) Sdn. Bdh.	Malaysia
Du Pont Vietnam Co. Limited CÔNG TY TNHH DUPONT VIETNAM	Vietnam
Ducoragro S.A. de C.V.	México
Dunhuang Seed Pioneer Hi-Bred Company Limited	China
DuPont (New Zealand) Limited	New Zealand
DuPont (Taiwan) Agriscience Co. Ltd.	Taiwan
DuPont (Thailand) Limited	Thailand
DuPont AGR Services Sàrl	Geneva
DuPont Argentina Srl	Argentina
DuPont Asturias S.L.	Spain
DuPont Bangladesh Limited	Bangladesh
DuPont Bulgaria EOOD	Bulgaria
DuPont Capital Management Corporation	Delaware
DuPont Chile S.A.	Chile
DuPont Conid S.P.A.	Delaware
DuPont Conid S.p.A.	Italy
DuPont CZ s.r.o.	Czech Republic
DuPont Danmark ApS	Denmark
DuPont de Colombia, S.A.	Colombia
DuPont de Ecuador SA	Ecuador
DuPont de Nemours Investments Sàrl	Geneva
DuPont de Nemours South Africa (Pty) Ltd.	South Africa
DuPont de Peru SAC	Peru
DuPont Deutschland Real Estate Partner GmbH	Offenbach am Main
DuPont do Brasil S.A.	Brazil
DuPont Global Operations, LLC	Delaware
DuPont Hellas S.A.	Greece
DuPont Holdco Spain III S.L.	Spain
DuPont International B.V.	The Netherlands
DuPont Magyarorszag Kft	Hungary
DuPont Mexicana, S de RL de CV	México
DuPont Operations Worldwide, LLC	Delaware

DuPont Pioneer Investment Co., Ltd.	China
DuPont Poland Sp z.o.o.	Poland
DuPont Portugal Unipessoal Lda.	Portugal
DuPont Production Agriscience Deutschland GmbH	Muenchen
DuPont Production Agriscience Kabushiki Kaisha	Delaware
DuPont Quimica de Venezuela C.A.	Venezuela
DuPont Romania S.R.L.	Romania
DuPont Science and Technologies LLC	Russia
DuPont Solutions (France) S.A.S.	Versailles
DuPont South Africa Holdco (Pty) Ltd	South Africa
DuPont SRB d.o.o. Beograd	Serbia
DuPont Turkey Endustri Urunleri Limited Sirketi	Turkey
DuPont Ukraine LLC	Ukraine
E. I. du Pont de Nemours and Company	Delaware
Farms Technology, LLC	Delaware
Fedea S.A.	Argentina
General Authority for Agrarian Reform	Egypt
Grainit S.R.L.	Italy
Granular Australia Pty Ltd	Australia
Granular Brasil Licenciamento e Distribuição de Software de Agricultura Ltda.	Brazil
Granular Canada Company	Canada
Granular, Inc.	Delaware
Green Meadows, Ltd.	Iowa
Griffin L.L.C. Valdosta, Georgia	Delaware
Guang An LiVa Chemical Co., Ltd.	China
Hoegemeyer Hybrids, Inc.	Nebraska
MISR Pioneer Seeds Company S.A.E.	Egypt
Mycogen LLC	California
Mycogen Plant Science, Inc.	Delaware
Mycogen Seeds-Puerto Rico Corporation	Delaware
NuTech Seed, LLC	Iowa
Orion Mexico, LLC	Delaware
P.T. DuPont Agricultural Products Indonesia	Indonesia
Pannar Industrial Holdings (Pty) Ltd.	South Africa
Pannar International (Pty) Ltd.	South Africa
Pannar Ltd.	United Kingdom
Pannar Properties Zambia Limited	Zambia
Pannar Research Farms (Pty) Ltd.	South Africa
Pannar Seed (Malawi) Limited	Malawi
Pannar Seed (Pty) Ltd.	South Africa
Pannar Seed (Zimbabwe) Private Limited	Zimbabwe
Pannar Seed Holdings (Pty) Ltd.	South Africa
Pannar Seed Kenya Ltd.	Kenya
Pannar Seed Lda	Mozambique
Pannar Seed Tanzania Ltd.	Tanzania
Pannar Seed Zambia Ltd.	Zambia
PD Glycol LP	Texas

Pfister Seeds LLC	Delaware
PHI Financial Services Canada Limited	Canada
PHI Financial Services, Inc.	Iowa
PHI Mexico, S.A. de C.V.	México
PHI Servicios S de R.L. de C.V.	México
PhPhilippines Holdings Inc.	Philippines
Phytogen Seed Company, LLC	Delaware
Pioneer Argentina, S.R.L.	Argentina
Pioneer DuPont Zambia Limited	Zambia
Pioneer Génétique Sàrl	Toulouse
Pioneer HI - BRED SRB doo Novi Sad	Serbia
Pioneer Hi-Bred (Switzerland) S.A.	Geneva
Pioneer Hi-Bred (Thailand) Co. Limited	Thailand
Pioneer Hi-Bred (Zimbabwe) (Private) Limited	Zimbabwe
Pioneer Hi-Bred Agro Servicios Spain S.L.U.	Spain
Pioneer Hi-Bred Australia, Pty Ltd.	Australia
Pioneer Hi-Bred Canada Company	Canada
Pioneer Hi-Bred Foundation	Iowa
Pioneer Hi-Bred Holding Spain, S.L.U.	Spain
Pioneer Hi-Bred International Production Limited	Turks And Caicos Islands
Pioneer Hi-Bred International, Inc.	Iowa
Pioneer Hi-Bred Italia S.r.l.	Italy
Pioneer Hi-Bred Italia Sementi S.r.l.	Italy
Pioneer Hi-Bred Italia Servizi Agronomici S.r.l.	Italy
Pioneer Hi-Bred Kenya Limited	Kenya
Pioneer Hi-Bred Magyarorszag Kft	Hungary
Pioneer Hi-Bred Northern Europe Sales Division GmbH	Muenchen
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Austria Branch)	Austria
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Belgium Branch)	Belgium
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Czech Republic Branch)	Czech Republic
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Netherlands Branch)	The Netherlands
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Poland Branch)	Poland
Pioneer Hi-Bred Northern Europe Sales Division GmbH (UK Branch)	United Kingdom
Pioneer Hi-Bred Northern Europe Service Division GmbH	Muenchen
Pioneer Hi-Bred Poland Sp z.o.o.	Warsaw
Pioneer HI-Bred Private Limited	India
Pioneer Hi-Bred Production and Service Private Company Limited by Shares	Hungary
Pioneer Hi-Bred Production Company	Canada
Pioneer Hi-Bred R.S.A. (Pty) Ltd.	South Africa
Pioneer Hi-Bred Research R.S.A. (Proprietary) Ltd.	South Africa
Pioneer Hi-Bred Romania S.R.L.	Romania
Pioneer Hi-Bred Seeds Agro S.R.L.	Romania
Pioneer Hi-Bred Seeds Ethiopia PLC	Ethiopia
Pioneer Hi-Bred Services GmbH	Eisenstadt
Pioneer Hi-Bred Spain, S.L.	Spain
Pioneer HI-Bred Vietnam Limited CÔNG TY TNHH PIONEER HI-BRED VIETNAM	Vietnam

Pioneer Mexico Holdings LLC	Iowa
Pioneer Mexico Operations, S. de R.L. de C.V.	México
Pioneer Overseas Corporation	Iowa
Pioneer Overseas Corporation (Branch in Belgium)	Brussels
Pioneer Overseas Corporation (Branch in Egypt)	Egypt
Pioneer Overseas Corporation (Branch in India)	India
Pioneer Overseas Corporation (Branch in Zimbabwe)	Zimbabwe
Pioneer Overseas Corporation (Hong Kong) Holdings No 1 Limited	Hong Kong
Pioneer Overseas Corporation (Hong Kong) Holdings No 2 Limited	Hong Kong
Pioneer Overseas Corporation (Hong Kong) Limited	Hong Kong
Pioneer Overseas Corporation (Singapore) Pte Ltd	Singapore
Pioneer Overseas Corporation Merkezi Amerika Lüleburgaz Merkez Şubesi	Turkey
Pioneer Overseas Investors, L.L.C.	Iowa
Pioneer Seed Holding Participations B.V.	The Netherlands
Pioneer Seeds, Inc.	Iowa
Pioneer Semena Holding GmbH	Eisenstadt
Pioneer Semences S.A.S	Toulouse
Pioneer Tohumculuk A.S.	Turkey
Pioneer Tohumculuk Distribution and Marketing	Turkey
Pioneer Turks & Caicos, LLC	Iowa
Pitt-Consol Chemical Company	New Jersey
PNR Enterprises (Pvt.) Ltd.	Zimbabwe
Prairie Brand Seeds LLC	Delaware
Prochrom International S.A.	Uruguay
Production Agriscience (Australia) Pty Ltd	Australia
Production Agriscience Belgium BVBA	Belgium
Production Agriscience Canada Company	Canada
Production Agriscience Netherlands B.V.	The Netherlands
Production Agriscience UK Ltd	United Kingdom
PT Corteva Agriscience Seeds Indonesia	Indonesia
PT Dow AgroSciences Commerce Indonesia	Indonesia
PT Dow AgroSciences Indonesia	Indonesia
Rindes y Cultivos DAS S.A.	Argentina
Seed Consultants Inc.	Ohio
Semillas Pioneer Chile Ltda.	Chile
Semillas Pioneer de Venezuela C.A.	Venezuela
Shandong Denghai Pioneer Seeds Company Limited	China
Sporting Goods Properties, Inc.	Delaware
Stasi Nasinnia LLC	Ukraine
SUMIDAS JV S.A.	Argentina
Terral Seed, Inc.	Louisiana
Terramar JV S.A.	Argentina
The Rep Office of DuPont Far East Inc, in Ho Chi Minh City	Vietnam
Tieling Pioneer Seed Research Co., Ltd.	China
Ubajay DAS S.A.	Argentina
Village Court, Inc.	Iowa